Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of June 30, 2021, among Cable One, Inc., a Delaware corporation (the “Issuer”), each of Lighthouse Sub LLC, a Delaware limited liability company, Hargray Acquisition Holdings LLC, a Delaware limited liability company, Hargray Intermediate Holdings, LLC, a Delaware limited liability company, Hargray Investment I Corp., a Delaware corporation, HCP Acquisition LLC, a Delaware limited liability company, Hargray Communications Group, Inc., a South Carolina corporation, Hargray Colocation Services LLC, a Georgia limited liability company, Low Country Carriers, Inc., a South Carolina corporation, Low Country Telephone Company, Inc., a South Carolina corporation, Hargray Telephone Company, Inc., a South Carolina corporation, Bluffton Telephone Company, Inc., a South Carolina corporation, Hargray CATV Company, Inc., a South Carolina corporation, Hargray, Inc., a South Carolina corporation, ComSouth Corporation, a Georgia corporation, ComSouth Telecommunications Inc., a Georgia corporation, ComSouth Telesys, Inc., a Georgia corporation, ComSouth Teleservices, Inc., a Georgia corporation, ComSouth Teledata, Inc., a Georgia corporation, ComSouth Telenet, Inc., a Georgia corporation, Hargray of Georgia, Inc., a South Carolina corporation, Hargray Data Center Services LLC, a Georgia limited liability company, Hargray of Florida, Inc., a Georgia corporation, and Hargray of Alabama, Inc., a Georgia corporation (each, a “Guaranteeing Subsidiary”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 9, 2020, providing for the issuance of an unlimited aggregate principal amount of 4.00% Senior Notes due 2030 (the “Notes”);

WHEREAS, Section 4.06 of the Indenture provides that under certain circumstances Subsidiaries of the Issuer shall execute and deliver to the Trustee a supplemental indenture pursuant to which each such Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture(the “Guarantee”); and

WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized and is hereby requested to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties mutually covenant and agree as follows:

(1)         Capitalized Terms. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Indenture.

(2)         Guarantee. Each Guaranteeing Subsidiary by executing this Supplemental Indenture hereby becomes a Guarantor under the Indenture for all purposes thereof and as such will have all of the rights and be subject to all of the obligations and agreements of a “Guarantor” under the Indenture, including but not limited to the obligations and agreements in Article X thereof.

(3)         Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(4)         Counterparts. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. The exchange of copies of this Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign) shall constitute effective execution and delivery of this Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign) shall be deemed to be their original signatures for all purposes of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

(5)         Effect of Headings. The Section headings herein are for convenience of reference only, and are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions.

(6)         The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, adequacy or sufficiency of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Issuer and the Guaranteeing Subsidiaries and not by the Trustee, and the Trustee assumes no responsibility for their correctness.

(7)         Benefits Acknowledged. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(8)         Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and the Trustee and each Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby and entitled to the benefits hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

LIGHTHOUSE SUB LLC

HARGRAY ACQUISITION HOLDINGS LLC

HARGRAY INTERMEDIATE HOLDINGS, LLC

HARGRAY INVESTMENT I CORP.

HCP ACQUISITION LLC

HARGRAY COMMUNICATIONS GROUP, INC.

HARGRAY COLOCATION SERVICES LLC

LOW COUNTRY CARRIERS, INC.

LOW COUNTRY TELEPHONE COMPANY, INC.

HARGRAY TELEPHONE COMPANY, INC.

BLUFFTON TELEPHONE COMPANY, INC.

HARGRAY CATV COMPANY, INC.

HARGRAY, INC.

COMSOUTH CORPORATION

COMSOUTH TELECOMMUNICATIONS INC.

COMSOUTH TELESYS, INC.

COMSOUTH TELESERVICES, INC.

COMSOUTH TELEDATA, INC.

COMSOUTH TELENET, INC.

HARGRAY OF GEORGIA, INC.

HARGRAY DATA CENTER SERVICES LLC

HARGRAY OF FLORIDA, INC.

HARGRAY OF ALABAMA, INC.

By:   /s/ Steven S. Cochran .
         Name:    Steven S. Cochran
         Title:      Vice President

[Signature page to 2030 Notes First Supplemental Indenture]

CABLE ONE, INC.

By    /s/ Steven. S. Cochran

         Name:    Steven S. Cochran

         Title:      Chief Financial Officer

[Signature page to 2030 Notes First Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By    /s/ Kenneth Helbig

         Name:    Kenneth Helbig

         Title:      Vice President

[Signature page to 2030 Notes First Supplemental Indenture]